Exhibit 99.1

   Mace Security International Reports a 3.7% Increase in Revenues
        for the First Nine Months of 2003 Fueled by Expansion into the Electronic Surveillance Market

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--Nov. 12, 2003--Mace Security International, Inc. ("Mace") (Nasdaq:MACE), a manufacturer and marketer of security products and a leading provider of car care services, today announced financial results and increase in revenues of 3.7% for the first nine months of 2003 over the comparable 2002 period.

    Financial Results

    Revenues for the nine months ended September 30, 2003 were $36.8 million as compared to $35.5 million for the first nine months of 2002, an increase of $1.3 million, or 3.7%. The increase in revenues over last year's first nine months was principally due to growth within the Security Products Segment. Revenues for the nine months ended September 30, 2003 for the Security Products Segment were $3.8 million compared to $1.6 million in the same period of 2002 due to a recommencing of operations in this segment in May of 2002 and our expansion into the electronic surveillance market in August of 2002. This increase in revenues from the Security Products Segment was partially offset by a decrease in car wash and detailing revenues in the first nine months of 2003 largely as a result of continued weather-related volume declines in our Texas and Northeast regions. The decrease in volume was partially offset by a 4.4% increase in average wash and detail revenue per car, from $13.83 in the first nine months of 2002 to $14.44 in 2003.
    Gross profit as a percentage of revenues was 27.1% in the first nine months of 2003 as compared to 29.8% in the first nine months of 2002. The 2003 gross profit percentage is comprised of 25.3% for the Car and Truck Wash Segment (versus 29.0% in the first nine months of 2002) and 42.4% for the Security Products Segment in 2003 as compared to 44.6% in 2002. The primary reasons for the decrease in gross profit percentage within the Car and Truck Wash Segment were increased insurance premiums and related claim costs, lease termination costs related to two under-performing properties, and an increase in labor costs as a percent of revenues with the Company's decrease in car wash volume. These negative influences on gross profit margin were partially offset by certain temporary and permanent cost saving measures instituted in March of 2003, including reductions in payroll and related benefits costs.
    Operating income for the first nine months of 2003 was $1.3 million ($1.7 million exclusive of a non-cash asset impairment charge of $351,000 in the second quarter) as compared to $2.9 million for the same period of 2002. The decrease in operating income is the result of the decrease in car wash segment gross profit combined with an increase of $617,000 in selling, general and administrative ("SG&A") expenses including an increase in SG&A expenses of $1.0 million due directly to resuming operations of the Security Products Segment. EBITDA for the nine months ended September 30, 2003 was $3.4 million, or 9.3% of revenues (exclusive of a non-cash asset impairment charge), as compared to EBITDA in the first nine months of 2002 of $4.6 million, or 12.9% of revenues. Net income for the first nine months of 2003 was $72,000 or $.01 per share ($297,000 or $.02 per share exclusive of the asset impairment charge, net of applicable income taxes) as compared to a net loss of $4.8 million or $(.38) per share in the first nine months of 2002. The net loss in 2002 included a charge of $5.7 million, net of applicable income taxes, as a cumulative effect of a change in accounting principle relating to implementation of Financial Accounting Standard 142, Goodwill and Other Intangible Assets.
    Revenues for the three months ended September 30, 2003 and 2002 were $11.9 million. Security Products Segment revenue for the third quarter of 2003 increased by $417,000 or 35.7% over the third quarter of 2002 principally due to our expansion into the electronic surveillance market in August of 2002. This increase in revenues from the Security Products Segment was offset by a decrease in car wash and detailing revenues in the third quarter of 2003 as a result of weather-related volume declines in our Texas and Northeast regions. The volume-related decline in car wash revenues was partially offset by a 5.4% increase in average wash and detail revenue per car, from $13.84 in the third quarter of 2002 to $14.59 in 2003.
    Gross profit as a percentage of revenues was 24.7% in the third quarter of 2003 as compared to 26.6% in the same period of 2002. The 2003 gross profit percentage is comprised of 21.9% for the Car and Truck Wash Segment (versus 24.6% in the third quarter of 2002) and 42.4% for the Security Products Segment in 2003 as compared to 45.0% in 2002. The primary reasons for the decrease in gross profit percentage within the Car and Truck Wash Segment were lease termination costs relating to an under-performing property in Arizona closed in 2003, and an increase in labor costs as a percent of revenues with the Company's decrease in car wash volume. These negative influences on gross profit margin were partially offset by certain permanent cost saving measures instituted in March of 2003.
    Operating income for the quarter ended September 30, 2003 was $116,000 as compared to $290,000 for the same period of 2002. The decrease is the result of the decrease in car wash segment gross profit. EBITDA for the quarter ended September 30, 2003 was $646,000 or 5.4% of revenues as compared to 2002 EBITDA of $846,000 or 7.1% of revenues. Interest expense for the third quarter of 2003 was $443,000 as compared to $553,000, a decrease of $110,000, primarily as a result of a retroactive interest rate adjustment on one of our bank notes payable. The third quarter of 2003 resulted in a net loss of $182,000 or $(.01) per share as compared to a net loss of $116,000 or $(.01) per share in the third quarter of 2002.
    The Company's net book value was $57.8 million or $4.65 per share at September 30, 2003. In addition, Mace has $94.7 million in total assets, including $3.9 million in cash and cash equivalents at September 30, 2003.
    In December 2002 the Company effected a one-for-two reverse stock split. Accordingly, all shares and per share figures reflect the effect of the reverse stock split.
    Mace Security International, Inc. is a manufacturer of less-than-lethal defense sprays and electronic security products for consumers, as well as a marketer of safety and security products worldwide. Mace is also a leading provider of car care services. Additional information about Mace is available at www.mace.com.
    The Company included within this press release EBITDA, which is a non-GAAP financial measure. EBITDA is calculated as net income adding back interest expense, income taxes, depreciation and amortization expense and certain non-cash charges. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although securities analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions used by other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles.

    Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, lack of capital, the effects of weather on the demand for car care services, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, its ability to achieve operating synergies, its ability to compete, regulatory matters, the effects of competition, and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained in the Company's SEC filings, including its S-3 registration statements, Form 10-K for 2001, Form 10-K for 2002, Form 10-Q for the quarter ended March 31, 2002, Form 10-Q for the quarter ended June 30, 2002, Form 10-Q for the quarter ended September 30, 2002, Form 10-Q for the quarter ended March 31, 2003, Form 10-Q for the quarter ended June 30, 2003, and Form 10-Q for the quarter ended September 30, 2003. This press release should be read in conjunction with the financial statements and notes contained in the Company's annual report on Form 10-K and the Company's quarterly reports on Form 10-Q.


                  Mace Security International, Inc.
                Consolidated Statements of Operations
            (dollars in thousands, except per share data)
                             (Unaudited)

                                                 Three Months Ended
                                                    September 30,
                                               -----------------------
                                                  2003       2002 (1)
                                               ----------- -----------
Revenues
    Car wash and detailing services                $8,276      $8,707
    Lube and other automotive services              1,089       1,125
    Fuel and merchandise sales                        925         839
    Security products sales                         1,586       1,169
                                               ----------- -----------
                                                   11,876      11,840
Cost of revenues
    Car wash and detailing services                 6,396       6,433
    Lube and other automotive services                815         887
    Fuel and merchandise sales                        823         731
    Security products sales                           914         643
                                               ----------- -----------
                                                    8,948       8,694

Selling, general and administrative expenses        2,325       2,325
Depreciation and amortization                         487         474
Costs of terminated acquisitions                        -          57
                                               ----------- -----------

Operating income                                      116         290

Interest expense, net                                (443)       (553)
Other income                                           43          82
                                               ----------- -----------
Loss before income taxes                             (284)       (181)

Income tax benefit                                   (102)        (65)
                                               ----------- -----------

Net loss                                            $(182)      $(116)
                                               =========== ===========


Per share of common stock (basic and diluted):
    Net loss                                       $(0.01)     $(0.01)
                                               =========== ===========

Weighted average shares outstanding
    Basic                                      12,412,189  12,676,568
    Diluted                                    12,412,189  12,676,568

EBITDA (2)                                           $646        $846
EBITDA %                                              5.4%        7.1%


(1) The share information and per share information for the three months ended September 30, 2002 have been restated to reflect the effect of the one-for-two reverse stock split in December of 2002.

(2) EBITDA is calculated as net loss adding back interest expense, income taxes, depreciation and amortization expense and certain non-cash charges. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although securities analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions used by other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to net loss:

                                    Three Months Ended September 30,
                                            (In Thousands)
                                         2003             2002
                                   ---------------- ----------------
EBITDA                                        $646             $846
Depreciation and amortization                 (487)            (474)
Interest expense, net                         (443)            (553)
Income tax benefit                             102               65
                                   ---------------- ----------------
Net loss                                     $(182)           $(116)
                                   ================ ================


                  Mace Security International, Inc.
                Consolidated Statements of Operations
            (dollars in thousands, except per share data)
                             (Unaudited)

                                                 Nine Months Ended
                                                    September 30,
                                               -----------------------
                                                  2003       2002 (1)
                                               ----------- -----------
Revenues
    Car wash and detailing services               $27,080     $28,229
    Lube and other automotive services              3,133       3,168
    Fuel and merchandise sales                      2,723       2,407
    Security products sales                         3,843       1,566
    Operating agreement                                 -          80
                                               ----------- -----------
                                                   36,779      35,450
Cost of revenues
    Car wash and detailing services                19,806      19,419
    Lube and other automotive services              2,402       2,509
    Fuel and merchandise sales                      2,387       2,086
    Security products sales                         2,214         868
                                               ----------- -----------
                                                   26,809      24,882

Selling, general and administrative expenses        6,777       6,160
Depreciation and amortization                       1,462       1,456
Asset impairment charge                               351           -
Costs of terminated acquisitions                        -          57
                                               ----------- -----------

Operating income                                    1,380       2,895

Interest expense, net                              (1,476)     (1,669)
Other income                                          210         230
                                               ----------- -----------
Income before income taxes                            114       1,456

Income tax expense                                     42         524
                                               ----------- -----------

Income before cumulative effect of a change in
 accounting principle                                  72         932

Cumulative effect of a change in accounting
 principle, net of tax benefit of $2,188                -      (5,733)
                                               ----------- -----------

Net income (loss)                                     $72     $(4,801)
                                               =========== ===========

Per share of common stock (basic and
 diluted):
    Income per share before cumulative effect
     of a change in accounting principle            $0.01       $0.07
    Cumulative effect of a change in accounting
     principle, net of tax                              -       (0.45)
                                               ----------- -----------
    Net income (loss)                               $0.01      $(0.38)
                                               =========== ===========

Weighted average shares outstanding
    Basic                                      12,409,747  12,681,424
    Diluted                                    12,422,952  12,708,475

EBITDA (2)                                         $3,403      $4,581
EBITDA %                                              9.3%       12.9%


(1) The share information and per share information for the nine months ended September 30, 2002 have been restated to reflect the effect of the one-for-two reverse stock split in December of 2002.

(2) EBITDA is calculated as income before cumulative effect of a change in accounting principle adding back interest expense, income taxes, depreciation and amortization expense and certain non-cash charges. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although securities analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions used by other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to net income (loss):

                                    Nine Months Ended September 30,
                                            (In Thousands)
                                         2003             2002
                                   ---------------- ----------------
EBITDA                                      $3,403           $4,581
Depreciation and amortization               (1,462)          (1,456)
Interest expense, net                       (1,476)          (1,669)
Income tax expense                             (42)            (524)
Asset impairment charge                       (351)               -
Cumulative effect of a change in
  accounting principle, net of tax               -           (5,733)
                                   ---------------- ----------------
Net income (loss)                              $72          $(4,801)
                                   ================ ================



    CONTACT: Mace Security International, Inc., Mount Laurel
             Robert M. Kramer, 856-778-2300